EXHIBIT 21

The Company has the following subsidiaries. Joint Venture entities are shown in red italics. United Dominion Realty, L.P. is a limited partnership with outside limited partners holding minimal percentage interests. The Company owns general and limited partnership interests in United Dominion Realty, L.P. constituting 95.1% of the aggregate partnership interest. Entities marked with an asterisk are those entities in which United Dominion Realty, L.P. is either a member or a partner. UDR Lighthouse DownREIT L.P. is also a limited partnership with outside limited partners. The Company owns general and limited partnership interests in UDR Lighthouse DownREIT L.P. constituting 50.9% of the aggregate partnership interest. Entities marked with a double asterisk are those entities in which UDR Lighthouse DownREIT L.P. owns an interest. All other entities are wholly owned.

State of Incorporation
Subsidiary    or Organization

101 Colorado High-Rise, LP    Delaware
101 Colorado Master Condominium Association, Inc.    Texas
1020 Tower GP LLC    Delaware
1020 Tower, LP        Delaware
1211 S. Olive REIT GP LLC    Delaware
1211 & Olive REIT LP    Delaware
1211 S. Olive Street Development, L.P.    California
1211 S. Olive GP LLC    Delaware
13th And Market Properties LLC    Delaware
1745 LLC        Delaware
20 Lambourne LLC    Delaware
24 Hundred Properties LLC    Delaware
2000 Post Owners Association    Delaware
345 Harrison LLC    Delaware
399 Fremont LLC        Delaware
8th & Republican REIT LP    Delaware
8th And Republican, LLC    Washington
AAC Funding II, Inc.    Delaware
AAC Funding III LLC**    Delaware
AAC Funding IV LLC*    California
AAC Funding IV, Inc.    Delaware
AAC Funding Partnership II*    Delaware
AAC Seattle I, Inc.    Delaware
AAC/FSC Crown Pointe Investors, LLC    Washington
AAC/FSC Hilltop Investors, LLC    Washington
AAC/FSC Seattle Properties, LLC*    Delaware
Acoma High-Rise, LP    Delaware
Andover House LLC    Delaware
Andover Member 1 LLC    Delaware
Andover Member 2 LLC    Delaware
Apartments on Chestnut Limited Partnership    Delaware
Ashton at Dublin Station, LLC    Delaware
Ashwood Commons, L.L.C.    Washington
Ashwood Commons North LLC    Washington
ASR Investments Corporation    Maryland
Bella Terra Villas LLC    Delaware
Bellevue Plaza Development LLC    Delaware
CMP-1, LLC        Delaware
Cambridge Woods LLC    Delaware
Cedar Street High-Rise, L.P.    Delaware
Circle Towers LLC**    Delaware
CityLine Development Phase I LLC    Washington
Coastal Monterey Properties, LLC*    Delaware
College Park Holding LLC    Delaware

Columbia City Apartments REIT LP    Delaware
Columbia City Apartments REIT GP LLC    Delaware
Columbus Square 775 LLC    Delaware
Columbus Square 795 LLC    Delaware
Columbus Square 801 LLC    Delaware
Columbus Square 805 LLC    Delaware
Columbus Square 808 LLC    Delaware
Consolidated-Hampton, LLC    Maryland
Coronado South Apartments, L.P.*    Delaware
DCO 2400 14th Street LLC    Delaware
DCO 2919 Wilshire LLC    Delaware
DCO 3032 Wilshire LLC    Delaware
DCO 3033 Wilshire LLC    Delaware
DCO Addison at Brookhaven LP    Delaware
DCO Arbors at Lee Vista LLC    Delaware
DCO Beach Walk LLC    Delaware
DCO Borgata LLC    Delaware
DCO Brookhaven Center LP    Delaware
DCO Caroline Development LLC    Delaware
DCO Clipper Pointe LP    Delaware
DCO College Park LLC    Delaware
DCO/CWP 2919 Wilshire LLC    Delaware
DCO/CWP 3032 Wilshire LLC    Delaware
DCO Fiori LLC        Delaware
DCO Garden Oaks LP    Delaware
DCO Glenwood Apartments LP    Delaware
DCO Highlands LLC    Delaware
DCO Market LLC    Delaware
DCO Mission Bay LP    Delaware
DCO Pacific City LLC    Delaware
DCO Pine Avenue LP    Delaware
DCO Realty, Inc.        Delaware
DCO Realty LP LLC    Delaware
DCO Savoye LLC    Delaware
DCO Savoye 2 LLC    Delaware
DCO Springhaven LP    Delaware
DCO Talisker LP        Delaware
Domain Mountain View LLC    Delaware
Dominion Constant Friendship LLC    Delaware
Dominion Eden Brook LLC    Delaware
Dominion Kings Place LLC    Delaware
Domus SPE General Partner, LLC    Delaware
Eastern Residential, Inc.    Delaware
Easton Partners I, LP    Delaware
FMP Member, Inc.    Delaware
Fiori LLC        Delaware
Foxborough Lodge Limited Partnership    Delaware
Garrison Harcourt Square LLC    Delaware
Governour’s Square of Columbus Co. Ltd.*    Ohio
HPI 2161 Sutter LP    Delaware
Hanover Square SPE LLC*    Delaware
Harding Park LP LLC    Delaware
Hawthorne Apartments LLC    Delaware
Heritage Communities LLC**    Delaware
Icon Tower, LP        Delaware
Inlet Bay at Gateway, LLC    Delaware
Inwood Development LLC*    Delaware
Jamestown of St. Matthews Limited Partnership*    Ohio
Jefferson at Marina del Rey, L.P.    Delaware

K/UDR Venture LLC    Delaware
Katella Grand GP LLC    Delaware
Katella Grand II GP LLC    Delaware
Katella Grand II REIT LP    Delaware
Katella Grand II REIT GP LLC    Delaware
Katella Grand REIT GP LLC    Delaware
Katella Grand REIT LP    Delaware
Kelvin and Jamboree Properties, LLC    Delaware
Kelvin Jamboree LLC    Delaware
L.A. Southpark High Rise, LP    Delaware
La Jolla Wilshire, LLC    Delaware
Lakeside Mill LLC    Delaware
Lenox Farms Limited Partnership    Delaware
Lightbox LLC        Delaware
Lincoln TC II, L.P.    Delaware
LJW LLC        Delaware
Lodge at Ames Pond Limited Partnership    Delaware
Lofts at Charles River Landing, LLC    Delaware
LPC Millenia Place Apartments LLC    Delaware
MacAlpine Place Apartment Partners, Ltd.*    Florida
Management Company Services, Inc.    Delaware
MCS Insurance Sub Producer Services LLC    Delaware
Ninety Five Wall Street LLC*    Delaware
Northbay Properties II, L.P.*    California
Olive Way High-Rise LP    Delaware
Pacific Los Alisos LLC    Delaware
Pier 4 LLC        Delaware
Platinum Gateway Development Company, LP    California
Platinum Vista Apartments, LP    California
Polo Park Apartments LLC*    Delaware
Portico Properties, LLC    Delaware
Rancho Cucamonga Town Square Owners Association    California
Savoye LLC        Delaware
Savoye 2 LLC        Delaware
Strata Properties, LLC    Delaware
Tennessee Colonnade LLC*    Delaware
THC/UDR Domain College Park LLC    Delaware
The Commons of Columbia, Inc.    Virginia
The Domain Condominium Association, Inc.    Texas
Thomas Circle Properties LLC    Delaware
Town Square Commons, LLC    District of Columbia
Towson Holdings, LLC    Delaware
Towson Promenade, LLC    Delaware
Trilon Townhouses, LLC    District of Columbia
TSTW LLC        Delaware
UDR 10 Hanover LLC*    Delaware
UDR 345 Harrison LLC    Delaware
UDR 1818 Platinum LLC    Delaware
UDR 1200 East West LLC    Delaware
UDR Altamira Place LLC    Delaware
UDR Arbor Park LLC**    Delaware
UDR Arborview Associates LLC    Delaware
UDR Aspen Creek, LLC    Virginia
UDR Barton Creek LLC**    Delaware
UDR California GP, LLC*    Delaware
UDR California GP II, LLC    Delaware
UDR California Properties, LLC    Virginia
UDR Calvert, LLC*    Delaware
UDR Calvert’s Walk Associates Limited Partnership    Maryland

UDR Calverts Walk GP, LLC    Delaware
UDR Carlsbad Apartments, L.P.*    Delaware
UDR Carriage Homes, LLC    Delaware
UDR Chelsea LLC    Delaware
UDR Courts at Dulles LLC**    Delaware
UDR Courts at Huntington LLC*    Delaware
UDR Crane Brook LLC*    Delaware
UDR Delancey at Shirlington LLC**    Delaware
UDR Developers, Inc.    Virginia
UDR Domain Brewers Hill LLC    Delaware
UDR EAS LLC        Delaware
UDR Eleven55 Ripley LLC**    Delaware
UDR Foxglove Associates L.L.C.*    Maryland
UDR Garrison Square LLC    Delaware
UDR Harbor Greens, L.P.*    Delaware
UDR Holdings, LLC*    Virginia
UDR Huntington Vista, L.P.*    Delaware
UDR Inwood LLC**    Delaware
UDR, Inc.        Maryland
UDR/K Venture Member LLC    Delaware
UDR Lakeline Villas LLC    Delaware
UDR Lakeside Mill, LLC*    Virginia
UDR Legacy at Mayland LLC    Delaware
UDR Legacy Village LLC**    Delaware
UDR Lincoln at Towne Square LLC    Delaware
UDR Lincoln at Towne Square II LLC    Delaware
UDR Lighthouse DownREIT L.P.*    Delaware
UDR Lighthouse EAS LLC**    Delaware
UDR MCS EAS LLC    Delaware
UDR Marina Pointe LLC    Delaware
UDR Maryland Properties, LLC*    Virginia
UDR/MetLife G.P. LLC    Delaware
UDR/MetLife GP II LLC    Delaware
UDR/MetLife Master Limited Partnership    Delaware
UDR/MetLife Master Limited Partnership II    Delaware
UDR Milehouse LLC    Delaware
UDR/ML Venture LLC    Delaware
UDR/ML Venture 2 LLC    Delaware
UDR Midlands Acquisition, LLC*    Delaware
UDR Newport Beach North, L.P.*    Delaware
UDR Newport Village LLC**    Delaware
UDR Ocean Villa Apartments, L.P.*    Delaware
UDR of Tennessee, L.P.*    Virginia
UDR Okeeheelee LLC*    Delaware
UDR Pinebrook, L.P.*    Delaware
UDR Presidential Greens, L.L.C.    Delaware
UDR Rancho Cucamonga, L.P.    Delaware
UDR Red Stone Ranch LLC    Delaware
UDR Ridgewood (II) Garden, LLC*    Virginia
UDR Ridge at Blue Hills LLC**    Delaware
UDR River Terrace LLC    Delaware
UDR Rivergate LLC    Delaware
UDR Stone Canyon LLC    Delaware
UDR Texas Properties LLC    Delaware
UDR Texas Ventures LLC    Delaware
UDR The Bradford LLC    Delaware
UDR The Cliffs LLC    Delaware
UDR The Legend at Park Ten LLC    Delaware
UDR The Mandolin LLC    Delaware

UDR The Meridian LLC    Delaware
UDR Towers By The Bay LLC    Delaware
UDR TX Fund LLC    Delaware
UDR Villa Venetia Apartments, L.P.*    Delaware
UDR Virginia Properties, LLC    Virginia
UDR Wellington Place LLC    Delaware
UDR Whitmore LLC**    Delaware
UDR Windjammer, L.P.*    Delaware
UDR WJV Member LLC    Delaware
UDR Woodland Apartments II, L.P.    Delaware
UDR Woodland GP, LLC    Delaware
UDRLP EAS LLC*    Delaware
UDRT of Delaware 4 LLC*    Delaware
United Dominion Realty, L.P.    Delaware
View 14 Investments LLC    Delaware
VP West 1 LLC        Delaware
VPDEV 1 LLC        Delaware
VPDEV 2 LLC        Delaware
Washington Vue, LP    Delaware
Waterscape Village LLC    Delaware
Waterside Towers, L.L.C.    Delaware
WCH LLC        Delaware
West El Camino Real, LLC    Delaware
Western Residential, Inc.    Virginia
Wilshire Crescent Heights, LLC    Delaware
Windemere at Sycamore Highlands, LLC    Delaware
Winterland San Francisco Partners*    California
WREP II Non-REIT Investments, L.P.    Delaware